Exhibit (23) * to Report

On Form 10-K for Fiscal

Year Ended June 30, 2004

By Parker-Hannifin Corporation

Consent of Independent Registered Public Accounting Firm

*Numbered in accordance with Item 601 of Regulation S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-02761, 333-96453, 333-88206 and 333-82806) and S-8 (Nos. 33-53193, 33-43938, 2-66732, 333-95477, 333-34542, 333-103181, 333-103633, 333-107691 and 333-117761) of Parker-Hannifin Corporation of our report dated July 28, 2004 relating to the financial statements and financial statement schedule, respectively, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
September 3, 2004